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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is entered into as of July 31, 1996 between AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Company"), and Paul Jolas ("Jolas").

         In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Jolas in the capacity of General Counsel and Senior Vice President, reporting directly to the CEO. Jolas accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors.

         2. TERM. The employment hereunder shall be for a period of 1 year, commencing on August 1, 1996 (the "Commencement Date") and shall be automatically renewed for successive one year periods unless earlier terminated as provided in Section 5. Jolas's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

         3. COMPENSATION AND BENEFITS

            3.1 SALARY. For the performance of Jolas's duties hereunder, the Company shall pay Jolas an annual salary of $140,000, payable (less required withholdings) no less frequently than twice monthly.

            3.2 BONUS. The Company shall also pay Jolas an annual cash bonus for the first employment year, which bonus shall be payable in a single installment within 30 days following the end of the employment year for which it is earned. The annual bonus for the first employment year will be $10,000. During the first employment year the Board of Directors and Jolas will establish a mutually acceptable bonus plan for the second and subsequent employment years, which plan
(i) will provide Jolas with appropriate incentives and the opportunity to earn bonus amounts comparable to those available to top executive officers of similar companies, and (ii) may base the bonus awards on the amount of earnings per share for the Company as defined by Generally Accepted Accounting Principals
(GAAP).


            3.3 STOCK OPTIONS. Upon commencement of Jolas's employment hereunder, the Company shall grant to Jolas options under the Company's Stock Option Plan to purchase 140,000 shares of the Company's common stock at an exercise price of $.125 per share. The options will vest in accordance with the Company's Stock Option Plan and each option will be exercisable for a period of ten years from the Commencement Date. This option shall become exercisable as to one sixtieth (1.66667%) of the original option



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shares at the end of each monthly anniversary of the grant date over a term of five years. In the event Jolas is employed by the Company upon the closing of its Initial Public Offering, 25% of Jolas's then granted options shall become vested. In the event the Initial Public Offering is completed and 25% of Jolas's then granted options vest, the remaining options will become exercisable evenly over the remaining months ending on the fifth anniversary of the Commencement Date. Option shares will not vest after Termination. Jolas shall be considered for participation in plans granting additional options or stock awards to top executives.

            3.4 BENEFITS. Jolas shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time. The Company will assume Jolas's medical insurance costs up to $500 per month until Jolas joins the Company provided plan.

            3.5 REIMBURSEMENT OF EXPENSES. Jolas shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Jolas in connection with and reasonably related to the furtherance of the Company's business.

            3.6 ANNUAL REVIEW. On each anniversary of the Commencement Date, the Board of Directors will review Jolas's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase such compensation, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Jolas.

            3.7 CONTINUING PROFESSIONAL EDUCATION. Employer shall pay for or reimburse Jolas for all expenses incurred by Jolas in furtherance of Jolas's duties hereunder, including, but not limited to (i) all taxes, fees, duties, assessments, licenses, permits and franchises, applicable to attorneys licensed to practice law in the jurisdictions where Jolas currently is, or may be required to be, licensed to practice law, (ii) all fees, dues, assessments, and other costs associated with Jolas's membership in all bar associations, sections, and other professional organizations and groups, and (iii) all expenses associated with Jolas's attendance at or participation in continuing legal education seminars, programs or events, including, but not limited to, travel, lodging, tuition, books, meals, and other expenses relating to such continuing legal education events. Jolas's attendance at such continuing legal events shall not be deemed or accounted for as vacation or personal days/time.

         4. CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined below), all options then granted to Jolas which are unvested at the date of the Change of Control will be immediately vested. In addition, notwithstanding the provisions of Section 5.2(b), in the event of a termination of Jolas's employment hereunder by the Company following a Change of Control, the Company will promptly pay Jolas, in



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addition to the amounts required under Section 5.2(a), a lump sum severance amount, payable immediately upon such termination of employment, equal to two
(2) years of salary at the then current rate, excluding bonus.

         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

            a. Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

            b. Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

            c. Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all its assets to any person or group or related persons.

         5. TERMINATION

            5.1 TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

            a. Jolas dies;

            b. the Company, by written notice to Jolas or his personal representative, discharges Jolas due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 120 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Jolas due to such disability, the Company shall give a written statement of findings to Jolas or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Jolas shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

            c. Jolas is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

                (1) Jolas's conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral turpitude;



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provided, however, that prior to discharging Jolas for cause, the Company shall give a written statement of findings to Jolas setting forth specifically the grounds on which cause is based, and Jolas shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                (2) the willful and continued failure of Jolas to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a written demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Jolas has not substantially performed his duties, or Jolas is willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section no act or failure to act on Jolas's part shall be considered "willful" if done, or omitted to be done, by Jolas in good faith and with reasonable belief that Jolas's action or omission was in the best interest of the Company. No termination shall be effected for Cause unless Jolas has been provided with specific information as to the acts or omissions which form the basis of the allegation of Cause, and Jolas has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines, by majority vote, in good faith that Jolas was guilty of conduct constituting "Cause" as herein defined, specifying the particulars thereof in detail;

            d. Jolas is discharged by the Board of Directors of the Company without cause, which the Company may do at any time, with at least 30 days advance written notice; or

            e. Jolas voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Jolas; or

            f. Jolas voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Jolas may do at any time with at least 30 days advance notice.

         As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Jolas's prior written consent, which results in:

                (1) A change in Jolas's reporting responsibilities, titles, job responsibilities or offices which results in a material diminution of his status, control or authority; or

                (2) The assignment to Jolas of any positions, duties or responsibilities which are materially inconsistent with Jolas's positions, duties and responsibilities or status with the Company; or



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                (3) A requirement by the Company that Jolas be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location; or

                (4) A failure by the Company to provide for Jolas's participation in any current or future benefits or plans at a level or to an extent commensurate with that of other top executives of the Company.

            5.2 EFFECTS OF TERMINATION.

                (a) Upon termination of Jolas's employment hereunder for any reason, the Company will promptly pay Jolas all compensation owed to Jolas and unpaid through the date of termination (including, without limitation, salary and employee expense reimbursements).

                (b) In addition, if the employment is terminated under Sections 5.1(b), (d) or (e), the Company shall also pay Jolas, immediately upon such termination of employment, a lump sum severance amount equal to one-half of the then applicable annual salary, excluding bonus.

                (c) Upon termination of Jolas's employment hereunder for any reason, Jolas agrees that for the one year period following the Termination
Event:

                  i) Jolas will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the acquisition or management of radiology physician practices or other service company that directly provides management services in the area of radiology where currently operating, unless he obtains the prior written consent of the Board of Directors.

                  ii) Jolas will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                  iii) Jolas will not induce or attempt to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.



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         Jolas acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Jolas from continuing to engage in such breach.

         If any restriction set forth in this paragraph is held to be unreasonable, then Jolas and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

         6. GENERAL PROVISIONS

            6.1 ASSIGNMENT. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

            6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

            6.3 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

            6.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Jolas and Jolas's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

            6.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

            6.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

            6.7 FURTHER ASSURANCES. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

            6.8 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States



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mail, certified or registered, postage prepaid and addressed, in the case of the
Company, to ___________________________________________________________________,
and in the case of Jolas, to the address shown for Jolas on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

            6.9 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

            6.10 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

            6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Jolas have executed this Agreement, effective as of the day and year first above written.

COMPANY                                  JOLAS

AMERICAN PHYSICIAN PARTNERS, INC.

                                         -------------------------------
a Delaware corporation                   Paul Jolas
By:                                      3501 Normandy Avenue
   ----------------------------          Unit C
            Gregory L. Solomon           Dallas, TX 75205-2289
            President & CEO



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